As filed with the Securities and Exchange Commission on April 13, 2007
Registration Statement No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MasTec, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	65-0829355 (I.R.S. Employer Identification Number)
800 S. Douglas Road, 12th Floor
Coral Gables, Florida 33134
Telephone (305) 599-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alberto de Cardenas
Executive Vice President & General Counsel
800 S. Douglas Road, 12th Floor
Coral Gables, Florida 33134
Telephone (305) 599-1800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to
Barbara J. Oikle, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500
Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share(1)	Offering Price(1)	Registration Fee(1, 2)

Common Stock, $0.10 par value	200,000 shares	$10.94	$2,188,000	$68.00
(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. Calculated based on the average high and low sales price of the Registrant’s Common Stock on the New York Stock Exchange on April 9, 2007.

(2)	Registration Statement No. 333-111845, previously filed by MasTec, Inc. on January 12, 2004, was withdrawn on January 7, 2005 and $1,843 of the registration fee paid by the Registrant in connection with the withdrawn registration statement remains unused. In accordance with Rule 457(p), the registration fee of $68.00 due in connection with this registration statement will be offset against a portion of the remaining registration fee associated with the withdrawn registration statement.
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

     The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 13, 2007
PROSPECTUS
200,000 Shares
COMMON STOCK
     The selling shareholder named on page 3 may offer for sale up to 200,000 shares of our common stock, which it acquired in connection with our acquisition of DirectStar TV, LLC, a North Carolina limited liability company. We will not receive any proceeds from the sale of the shares by the selling shareholder.
     Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.” On April 9, 2007 the last reported sale price of our common stock on the New York Stock Exchange was $10.95 per share.
     This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 3.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April ___, 2007.

     You should rely only on the information contained in this prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the dates of the specific information. Our business, financial condition, results of operations and prospects may have changed since those dates. See “Where You Can Find More Information About MasTec.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:
•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.
     These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:
•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in the industries we serve;

•	the ability of our customers to terminate or reduce the amount of work or in some cases prices paid for services under many of our contracts;

•	market conditions, technical and regulatory changes in our customers’ industries;

•	the highly competitive nature of our industry;

•	our ability to attract and retain qualified managers and skilled employees;

•	the seasonality and quarterly variations we experience in our revenue and profitability;

•	our dependence on a limited number of customers;

•	expectations concerning contingent matters, including the expected outcome of claims, lawsuits and proceedings and our belief concerning regulatory compliance;

•	the outcome of our plans for future operations, growth and services, including backlog and acquisitions;

•	increases in fuel and labor costs;

•	the restrictions imposed by our credit facility and senior notes; and

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”
     We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

PROSPECTUS  SUMMARY
     This prospectus summary highlights information contained elsewhere in this prospectus and in documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” included below and our consolidated financial statements and related notes included in our most recently filed Form 10-K in each case as updated or supplemented by subsequent periodic reports that we file with the Securities and Exchange Commission, before making an investment decision. Unless the context requires otherwise, as used in this prospectus the terms “MasTec,” “we,” “us,” and “our” refer to MasTec, Inc., a Florida corporation.
Our Company
     We are a leading specialty contractor operating mainly throughout the United States and across a range of industries. Our core activities are the building, installation, maintenance and upgrade of communications and utility infrastructure. Our primary customers are in the following industries: communications (including satellite television and cable television), utilities and government. We provide similar infrastructure services across the industries we serve. Our customers rely on us to build and maintain infrastructure and networks that are critical to their delivery of voice, video and data communications, electricity and other energy resources.
     We, or our predecessor companies, have been in business for over 70 years. We offer all of our services under the MasTec ® service mark and operate through a network of approximately 200 locations and 9,260 employees as of December 31, 2006. We are currently incorporated in the State of Florida.
     Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, FL 33134 and our telephone number is (305) 599-1800. Our website is located at www.mastec.com.
Shares Offered By This Prospectus
     As disclosed in our Current Report on Form 8-K filed on February 6, 2007, which is incorporated by reference into this prospectus, we acquired on that same date the remaining 51% interest in our minority-owned joint venture, DirectStar TV, LLC, a North Carolina limited liability company. Part of the consideration paid to acquire such interest was 300,000 shares of our common stock. In connection with the acquisition, we agreed to file a registration statement under the Securities Act of 1933, as amended, no later than June 1, 2007, to register the resale of 200,000 of those 300,000 shares, and to use our commercially reasonable efforts to cause such registration statement to become effective. This prospectus relates to those 200,000 shares of our common stock. We are registering the 200,000 shares of common stock on behalf of Red Ventures, LLC, a North Carolina limited liability company, the selling shareholder which received such shares in consideration for the acquisition described above. We will not receive any proceeds from the sale by the selling shareholder of any of the 200,000 shares of common stock offered by this prospectus.

RISK FACTORS
     An investment in our common stock involves significant risks. You should carefully consider the risks incorporated by reference in this prospectus, as updated or supplemented by our subsequent periodic reports that we file with the Securities and Exchange Commission, before you decide to buy our common stock. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.
     See “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus. For information on incorporating our filing into this prospectus, see “Incorporation Of Certain Documents By Reference” below.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of any common stock offered by this prospectus.
SELLING SECURITY HOLDERS
     The selling shareholder, Red Ventures, LLC, a North Carolina limited liability company, acquired 300,000 shares of our common stock in connection with our acquisition of DirectStar TV, LLC. To our knowledge, as of the date of this prospectus, the selling shareholder has retained its beneficial interest in those 300,000 shares. 200,000 of those 300,000 shares are being offered by this prospectus. The information in this prospectus concerning the selling shareholder was provided to us by the selling shareholder and we have not independently verified this information.
     Because the selling shareholder may sell all, some or none of the shares of common stock which it holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based on the hypothetical assumption that the selling shareholder will sell all of the shares of common stock owned by it and covered by this prospectus.

Percentage of
			Number of Shares	Shares Beneficially
	Number of Shares	Number of Shares	Beneficially Owned	Owned After
Selling Shareholder	Beneficially Owned	Offered	After Offering	Offering

Red Ventures, LLC	300,000	200,000	100,000	*

*	Less than one percent
PLAN OF DISTRIBUTION
     We are registering the shares on behalf of the selling shareholder. The selling shareholder (or its pledgees, donees, transferees or other successors in interest selling shares received from the selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may sell its shares offered by this prospectus to purchasers directly. Alternatively, the selling shareholder may offer the shares to or through underwriters, brokers/dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of shares. The selling shareholder may pledge or grant a security interest in some or all of the common stock owned by it and, if the selling shareholder defaults in the performance of such secured obligations, the pledgees or secured parties may offer and sell the relevant common stock pursuant to this prospectus.
     To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling shareholder.
     The selling shareholder, and any underwriters, brokers/dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any profit realized by it or them on the sale of such shares and any discounts, commissions, concessions or other compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the

Securities Act. These discounts, commissions or concessions may be in excess of those customary in the types of transactions involved.
     The selling shareholder may sell the shares in one or more transactions:
•	at fixed prices;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; and/or

•	at varying prices determined at the time of sale or at negotiated prices.
     The sale of shares may be effected in transactions, which may involve crosses (in which the same broker acts as agent on both sides of the trade) or block transactions:
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or in the over-the-counter market, including privately negotiated transactions;

•	transactions directly with purchasers or through agents;

•	through the writing of options, swaps or other derivatives (whether exchange-listed or otherwise); or

•	through any combination of the foregoing or by any other legally available means.
     Our common stock is listed on the New York Stock Exchange under the symbol “MTZ”.
     In connection with sales of the shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares in the course of hedging their positions. The selling shareholder may also sell shares short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell shares.
     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144, or any other available exemption from registration under the Securities Act may be sold under Rule 144, or any of the other available exemptions rather than pursuant to this prospectus.
     Because the selling shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, the selling shareholder may be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Act may apply to its sales in the market. Neither the delivery of this prospectus, or any supplement to this prospectus, nor any other action taken by the selling stockholder or any purchaser relating to the purchase or sale of any of the shares under this prospectus or any prospectus supplement shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any of such shares.
     Upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, which supplement will disclose:
•	the name of the selling shareholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	such other facts as may be material to the transaction.
     Under agreements that may be entered into by the selling shareholder, underwriters who participate in the distribution of shares may be entitled to indemnification by the selling shareholder against specified liabilities, including liabilities under the Securities Act.

     The selling shareholder will pay all underwriting discounts and selling commissions, if any associated with the sale of the shares.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2007 we had 65,549,273 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Common Stock
     Each share of our common stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our common stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.
     Our common stock has no preemptive rights, no sinking fund provisions, and no subscription, redemption or conversion privileges and it is not subject to any further calls or assessments by us. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “Description of Capital Stock — Material Provisions of our Articles of Incorporation and By-laws.” A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders.
     As of March 31, 2007, Jorge Mas, our Chairman, and other members of his family who are employed by MasTec beneficially own approximately 33.6% of the outstanding shares of our common stock. They have the power to control our management and affairs. Accordingly, they are in a position to substantially influence:
•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.
     The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Preferred Stock
     Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further shareholder approval, to:
•	issue preferred stock in one or more series;

•	establish the number of shares to be included in each such series; and

•	fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions on those shares.
     The Board of Directors may establish a class or series of preferred stock with preferences, powers and rights (including voting rights) senior to the rights of the holders of our common stock. If we issue any of our preferred stock it may have the effect of delaying, deferring or preventing a change in control of us.
Material Provisions of Our Articles of Incorporation and By-laws
     Our Amended and Restated Articles of Incorporation and our By-laws contain material provisions that may make the acquisition of control of us more difficult.

     Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:
•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.
     Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:
•	our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.
     Classified Board of Directors and Related Provisions. Our By-laws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors and our shareholders. Our By-laws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number as nearly equal as possible and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date the acquirer obtains its controlling interest.
     Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our By-laws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting which is called for the purpose of removing the director or directors. Our By-laws define “cause” as failing to substantially perform one’s duties to us (other than as a result of physical or mental disability) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.
     Shareholder Action By Written Consent. Our By-laws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.
     In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding stock having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them.
     Indemnification. Our Articles of Incorporation and/or By-laws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our By-laws permit us to purchase insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.
LEGAL MATTERS
     Greenberg Traurig, P.A. in Miami, Florida has passed upon the validity of the issuance of the securities being offered by this prospectus.

EXPERTS
     The consolidated financial statements of MasTec, Inc. as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 (incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006) have been incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION ABOUT MASTEC
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. We have filed a registration statement to register with the SEC the shares of our common stock listed in this prospectus. This prospectus does not contain all the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits to the registration statement. You may read and copy the reports, statements and other information that we file, at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available from the New York Stock Exchange, from commercial document retrieval services and from the internet site maintained by the SEC at www.sec.gov. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
     For information about us, you should rely only on the information contained in this prospectus. We have not authorized anyone else to provide you with information other than this prospectus or to make representations as to matters not stated in this prospectus. If anyone else has provided you with different information, you should not rely on it.
     This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that offer or sale would not be permitted.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:
•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.
     We incorporate by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 8, 2007;

•	our Current Reports on Form 8-K, filed with the SEC on January 22, 2007, January 25, 2007, February 2, 2007, February 12, 2007 and February 20, 2007 (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, which information is not incorporated by reference herein);

•	our definitive Proxy Statement, in connection with our 2006 Annual Meeting of Shareholders, filed with the SEC on April 14, 2006; and

•	The description of our common stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106).
     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
     We will provide without charge to each person, including any beneficial owner of our stock, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:
MasTec, Inc.
800 S. Douglas Road, 12th Floor
Coral Gables, Florida 33134
Attention: Alberto de Cardenas
(305) 599-1800

200,000 SHARES
COMMON STOCK
MasTec, Inc.
PROSPECTUS
April 12, 2007
No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, any information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following statement sets forth the estimated amount of expenses (other than underwriting discounts and commissions) to be borne by the Registrant in connection with the issuance and distribution of the securities registered under this registration statement:

SEC Registration Fee	$100
Legal Fees and Expenses	12,000
Accounting Fees and Expenses	15,000
Miscellaneous Expenses	2,900

TOTAL FEES AND EXPENSES	$30,000
     The selling shareholder will not bear any costs, fees, or expenses in connection with the issuance and distribution of the securities registered under this registration statement.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Currently incorporated in the State of Florida, the Registrant is subject to the Florida Business Corporation Act (the “FBCA”). Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.
     Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.
     In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
     Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.
     The Registrant’s Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify any director or former director to the fullest extent permitted by law. The Registrant’s Second Amended and Restated By-laws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. The Registrant’s Second Amended and Restated By-laws also permit the Registrant to purchase and maintain insurance on behalf of the Registrant’s directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not the Registrant would have the power to indemnify them against such liabilities.
     The Registrant has obtained primary and excess insurance policies insuring the directors and officers of the Registrant and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers. In addition, the Registrant has individual indemnification agreements with its directors.

ITEM 16. EXHIBITS
     The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

Exhibits	Description

4.1	Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 333-129790) and incorporated by reference herein.
4.2	Second Amended and Restated Bylaws of MasTec, Inc., amended and restated as of May 30, 2003, filed as Exhibit 3.1 to our Form 10-Q for the quarter ended June 30, 2003 and filed with the SEC on August 14, 2003 and incorporated by reference herein.
5.1	Opinion of Greenberg Traurig, P.A. regarding validity of the shares of Common Stock being offered.
23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 above).
23.2	Consent of BDO Seidman, LLP.
24.1	Power of Attorney (included in signature page).
ITEM 17. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on April 12, 2007.

MASTEC, INC.
By:	/s/ Jose R. Mas
Jose R. Mas
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ C. Robert Campbell
C. Robert Campbell
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jose R. Mas and C. Robert Campbell, singly, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Jorge Mas	Chairman of the Board of Directors

/s/ Jose R. Mas Jose R. Mas	President, Chief Executive Officer, and Vice Chairman of the Board of Directors (Principal Executive Officer)	April 12, 2007

/s/ C. Robert Campbell C. Robert Campbell	Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2007

/s/ Carlos M. de Cespedes Carlos M. de Cespedes	Director	April 12, 2007

/s/ Ernst N. Csiszar Ernst N. Csiszar	Director	April 12, 2007

/s/ Robert J. Dwyer Robert J. Dwyer	Director	April 12, 2007

Frank E. Jaumot	Director

/s/ Julia L. Johnson Julia L. Johnson	Director	April 12, 2007

Austin J. Shanfelter	Director

/s/ Jose S. Sorzano Jose S. Sorzano	Director	April 12, 2007

/s/ John Van Heuvelen John Van Heuvelen	Director	April 12, 2007

INDEX TO EXHIBITS

Exhibits	Description
4.1	Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 333-129790) and incorporated by reference herein.
4.2	Second Amended and Restated Bylaws of MasTec, Inc., amended and restated as of May 30, 2003, filed as Exhibit 3.1 to our Form 10-Q for the quarter ended June 30, 2003 and filed with the SEC on August 14, 2003 and incorporated by reference herein.
5.1	Opinion of Greenberg Traurig, P.A. regarding validity of the shares of Common Stock being offered.
23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 above).
23.2	Consent of BDO Seidman, LLP.
24.1	Power of Attorney (included in signature page).